Exhibit 10.44

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED EXCHANGE AND STOCKHOLDERS’ AGREEMENT

THIS AMENDMENT NO. 1 TO THE AMENDED AND RESTATED EXCHANGE AND STOCKHOLDERS’ AGREEMENT (this “Amendment”) is made and entered into as of April 28, 2016, by and among Turning Point Brands, Inc. (f/k/a North Atlantic Holding Company, Inc.), a Delaware corporation (the “Company”), North Atlantic Trading Company, Inc., a Delaware corporation (“NATC”), the Persons executing this Amendment on the signature pages hereto and all other persons who are “Stockholders” under the Exchange and Stockholders’ Agreement dated as of June 25, 1997, as amended by the Amended and Restated Exchange and Stockholders’ Agreement dated as of February 9, 2004 (the “Stockholders’ Agreement”), or otherwise bound by the provisions thereof (such Persons, together with any Person who may hereafter become a stockholder party hereto as provided herein being referred to collectively as the “Stockholders” and, individually, as a “Stockholder”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Stockholders’ Agreement.

W I T N E S S E T H

WHEREAS, the Company intends to effect an initial public offering (the “IPO”) of its common stock (the “Common Stock”), pursuant to a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission;

WHEREAS, in furtherance of the IPO, the Company intends to enter into an underwriting agreement with one or more underwriters (the “Underwriting Agreement”);

WHEREAS, pursuant to Section 8.2 of the Stockholders’ Agreement, Stockholders holding more than 65% of the total number of shares of the Common Stock held by all Stockholders (“Majority Stockholders”) may amend the Stockholders’ Agreement and such amendment shall be binding on all Stockholders and the Company; and

WHEREAS, in furtherance of the IPO, the Majority Stockholders wish to amend the Stockholders’ Agreement to, among other things, delete certain provisions with respect to registration rights for the Common Stock and provide for the termination of the Stockholders’ Agreement upon the closing of the IPO.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, the Stockholders’ Agreement is hereby amended as follows:

1.	Registration Rights. Immediately prior to the execution of the Underwriting Agreement, Section 5.3 of the Stockholders’ Agreement shall be deleted in its entirety and shall be of no further force and effect.

2.	Restricted Period. Immediately prior to the execution of the Underwriting Agreement, a new Section 3.3 of the Stockholders’ Agreement shall be inserted at the end of Article 3 as follows:

“3.3 Restricted Period. The provisions of the Form of Lock-Up Letter (the “Lock-Up Letter”) included as Exhibit A to the form of Underwriting Agreement filed as Exhibit 1.1 to the Company’s registration statement on Form S-1 are hereby incorporated by reference and made applicable to each Stockholder as if each such Stockholder executed a Lock-Up Letter, and the Company shall enforce such provisions against each Stockholder.”

3.	Additional Definitions. Immediately prior to the execution of the Underwriting Agreement, Article 7 of the Stockholders’ Agreement shall be amended by adding to the applicable place thereto in alphabetical order each of the following definitions:

“IPO” shall mean the initial public offering of the common stock of the Company pursuant to a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission.

“Underwriting Agreement” shall mean an underwriting agreement entered into by the Company and one or more underwriters in furtherance of the IPO.”

4.	Third Party Beneficiaries. The underwriters signatory to the Underwriting Agreement, acting through their Representatives (as defined therein) shall be third party beneficiaries of Section 2 of this Amendment No. 1, and shall have the right to enforce the provisions of Section 2 directly (including, but not limited to, by means of specific enforcement).

5.	Termination. Upon the closing of the IPO, Sections 1.1, 2.1, 2.2, 4.1, 4.2, 4.3, 4.4, 4.5, 5.1, 5.2 and 6.1 of the Stockholders’ Agreement shall terminate and be of no further force and effect, and neither the Stockholders nor the Company shall have any further rights, obligations or duties thereunder. Upon the expiration of the 180-day restricted period described in Section 2 of the Lock-Up Letter, the Stockholders’ Agreement shall terminate in its entirety and be of no further force and effect, and neither the Stockholders nor the Company shall have any further rights, obligations or duties thereunder. Notwithstanding anything to the contrary contained herein, the provisions of this Section 4 shall not relieve the Company or any Stockholder from liability relating to any breach of the Stockholders’ Agreement occurring prior to such full or partial termination.

6.	Amendment. This Amendment shall not be altered, modified or changed except by an amendment approved in writing by the Company and the Majority Stockholders. Any modification or amendment to this Amendment made in accordance with this Section 5 shall be binding on all Stockholders and the Company.

7.	Effect of Amendment. Except as amended by this Amendment, the Stockholders’ Agreement remains in full force and effect in accordance with its terms.

8.	Counterparts. This Amendment may be executed in several counterparts, all of which shall constitute one agreement binding on all parties hereto, notwithstanding that all parties have not signed the same counterpart.

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to the Amended and Restated Exchange and Stockholders’ Agreement to be duly executed as of the date first written above.

COMPANY:

TURNING POINT BRANDS, INC.

By:	/s/ Mark Stegeman
	Name:	Mark Stegeman
	Title:	Chief Financial Officer

NORTH ATLANTIC TRADING COMPANY, INC.

By:	/s/ Mark Stegeman
	Name:	Mark Stegeman
	Title:	Chief Financial Officer

HELMS MANAGEMENT CORP.

By:	/s/ Thomas F. Helms, Jr.
	Name:	Thomas F. Helms, Jr.
	Title:	President

P STANDARD GENERAL LTD.

By:	/s/ Soohyung Kim
	Name:	Soohyung Kim
	Title:	Managing Partner

STANDARD GENERAL FOCUS FUND L.P.

By:	/s/ Soohyung Kim
	Name:	Soohyung Kim
	Title:	Managing Partner

[Signature Page to Amendment No.1 to

Amended and Restated Exchange and Stockholders’ Agreement]

FORT GEORGE INVESTMENTS LLC

By: Corbin Capital Partners Management, LLC, its Managing Member

By:	/s/ /s/ Steven Carlino
	Name:	Steven Carlino
	Title:	CFO

STANDARD GENERAL MASTER FUND L.P.

By:	/s/ Soohyung Kim
	Name:	Soohyung Kim
	Title:	Managing Partner

BRIAN HARRISS

/s/ Brian Harriss

LAWRENCE WEXLER

/s/ Lawrence Wexler

JAMES DOBBINS

/s/ James Dobbins

[Signature Page to Amendment No.1 to

Amended and Restated Exchange and Stockholders’ Agreement]